UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 18, 2004

infoUSA Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-19598 (Commission File Number)	47-0751545 (I.R.S. Employer Identification No.)

5711 South 86th Circle Omaha, Nebraska (Address of Principal Executive Offices)	68127 (Zip Code)

(402) 593-4500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(d)	On October 18, 2004, the Board of Directors of infoUSA Inc. (the “Company”) voted to increase the size of the Board of Directors from seven to eight directors, effective immediately, and elected Martin F. Kahn to serve as a director of the Company. Mr. Kahn was elected to serve in the class of directors whose term expires at the Company’s 2005 annual meeting of shareholders. Mr. Kahn was appointed to serve on the Finance Committee and the Nominating and Corporate Governance Committee of the Board of Directors. Mr. Kahn previously served as the Chairman and Interim Chief Executive Officer of OneSource Information Services, Inc. prior to its acquisition by the Company in June 2004.

A copy of the press release announcing the election of Mr. Kahn as a director is attached hereto as Exhibit 99.1.

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ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits. The following exhibit is furnished herewith:

Exhibit 99.1	Press Release dated October 20, 2004

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

infoUSA, Inc. (Registrant)
Date: October 21, 2004	By:	/s/ RAJ DAS
Raj Das,
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 20, 2004